Exhibit 99.1

For more information contact:

Alex Wellins The Blueshirt Group 415-217-7722 alex@blueshirtgroup.com
Synaptics Reports Results for First Quarter of Fiscal 2010
•	Record first fiscal quarter net revenue of $119.6 million

•	PC revenue up 14% sequentially

•	Non-PC revenue increased 39% year-over-year

•	1 million shares of common stock repurchased
Santa Clara, CA – October 22, 2009 – Synaptics (Nasdaq: SYNA), a leading developer of human interface solutions for mobile computing, communications, and entertainment devices, today reported financial results for the first fiscal quarter ended September 30, 2009.
Net revenue for the first quarter of fiscal 2010 was $119.6 million, an increase of approximately 4% over $115.3 million of net revenue for the fourth quarter of fiscal 2009 and an increase of approximately 3% over $115.9 million of net revenue for the first quarter of fiscal 2009.
GAAP net income for the first quarter of fiscal 2010 was $9.8 million, or $0.27 per diluted share, compared with net income of $12.4 million, or $0.34 per diluted share, for the fourth quarter of fiscal 2009 and $12.7 million, or $0.36 per diluted share, for the first quarter of fiscal 2009.
Non-GAAP net income for the first quarter of fiscal 2010, which excludes non-cash charges for interest expense, share-based compensation, an investment write down, and a one-time income tax charge, was $17.2 million, or $0.48 per diluted share, compared with net income of $17.2 million, or $0.47 per diluted share, for the fourth quarter of fiscal 2009 and net income of $17.9 million, or $0.50 per diluted share, for the first quarter of fiscal 2009. (See attached table for a reconciliation of GAAP to non-GAAP results.)
“We are reporting the highest September quarter net revenue in our company’s history. We continue to be the clear leader for touchpads in the notebook sector, with the industry’s most comprehensive and innovative product lineup. We saw a sharp year-over-year increase in our mobile touchscreen business, where we are working with the top handset makers to broaden penetration of capacitive touchscreen phones around the world. Synaptics won a number of important new designs during the quarter, and design activity remains robust,” said Tom Tiernan, CEO.
PC revenue of $74.6 million represented 62% of total revenue for the quarter, reflecting 14% sequential growth. This growth was driven by solid penetration of Synaptics’ technology in netbooks and continued strong uptake of Synaptics’ multi-finger, gesture-enabled TouchPadsTM. New product offerings including ClickPadTM, which eliminates traditional mechanical buttons and incorporates this functionality into the touchpad, are also seeing strong adoption in the market.
Non-PC revenue of $45.0 million comprised 38% of total revenue for the quarter and grew 39% year-over-year. Growth was driven by increased adoption of capacitive touchscreen solutions among major mobile handset manufacturers. Synaptics continues to work with the leading handset OEMs globally to fuel mass market adoption of capacitive touchscreens.
Cash and short-term investments increased to $197.6 million at September 30, 2009. During the quarter, the Company generated $29.9 million of cash flow from operations and bought back one million shares of its common stock at an aggregate cost of approximately $25.5 million under its stock repurchase program.
Kathy Bayless, CFO, added, “Looking ahead to the December quarter and considering the dynamic nature of our markets, customer forecasts, and backlog of $71 million exiting September, we anticipate revenue between $128 million and $134 million. Our revenue outlook for fiscal 2010 of $495 million to $525 million has not changed and is based on current customer forecasts and new design wins combined with visibility into our pipeline of new business opportunities.”
The Company’s GAAP results reflect the adoption of ASC 470-20, previously referred to as FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion.” The adoption of this accounting standard, which must be applied on a retrospective basis, results in a non-cash interest charge to the current and all prior periods presented. (See attached table for the impact of the new accounting standard on previously reported fiscal 2009 results.)
Earnings Call Information
The Synaptics first quarter fiscal 2010 teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, October 22, 2009, during which the Company will provide forward-looking information. To participate on the live call, analysts and investors should dial 877-941-8416 at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the Company’s Web site at www.synaptics.com.
About Synaptics Incorporated
Synaptics is a leading developer of human interface solutions for mobile computing, communications, and entertainment devices. The Company creates interface solutions for a variety of devices including notebook PCs, PC peripherals, digital music players, and mobile phones. The TouchPadTM,

Synaptics’ flagship product, is integrated into a majority of today’s notebook computers. Consumer electronics and computing manufacturers use Synaptics’ solutions to enrich the interaction between humans and intelligent devices through improved usability, functionality, and industrial design. The Company is headquartered in Santa Clara, California. www.synaptics.com
NOTE: Synaptics, TouchPadTM, and the Synaptics logo are trademarks of Synaptics in the United States and/or other countries.
Use of Non-GAAP Financial Information
In evaluating its business, Synaptics considers and uses net income per share excluding share-based compensation, non-cash interest charges, and unusual or non-recurring items as a supplemental measure of operating performance. Net income excluding share-based compensation, non cash interest charges, and unusual or non-recurring items is not a measurement of the Company’s financial performance under GAAP and should not be considered as an alternative to GAAP net income. The Company presents net income excluding share-based compensation, non-cash interest charges, and unusual or non-recurring items because it considers it an important supplemental measure of its performance. The Company believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of non-cash compensation charges, non-cash interest charges, and unusual or non-recurring items. Net income excluding share-based compensation, non-cash interest charges, and unusual or non-recurring items has limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s GAAP net income. The principal limitations of this measure are that it does not reflect the Company’s actual expenses and may thus have the effect of inflating its net income and net income per share.
Forward-Looking Statements
This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding Synaptics’ anticipated revenue for the second quarter of fiscal 2010 and Synaptics’ anticipated revenue for fiscal 2010. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) demand for Synaptics’ products, (b) market demand for OEMs’ products using Synaptics’ solutions, (c) changing market demand trends in the markets it serves, (d) the success of our customers’ products that utilize our product solutions, (e) the development and launch cycles of our customers’ products, (f) market pressures on selling prices, (g) changes in product mix, (h) the market acceptance of our product solutions compared with competitors solutions, (i) general economic conditions, including consumer confidence and demand, and (j) other risks as identified from time to time in Synaptics’ SEC reports, including Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended June 30, 2009. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.
(Tables to Follow)

SYNAPTICS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30,	June 30,
	2009	2009 *
Assets
Current assets:
Cash and cash equivalents	$180,040	$169,036
Short term investments	17,580	22,934

Total cash, cash equivalents, and short-term investments	197,620	191,970
Receivables, net of allowances of $513 and $513, respectively	91,062	84,739
Inventories	15,678	14,950
Prepaid expenses and other current assets	3,899	3,094

Total current assets	308,259	294,753

Property and equipment, net	25,429	25,431
Goodwill	1,927	1,927
Non-current auction rate securities	28,854	28,767
Other assets	23,519	25,272

Total assets	$387,988	$376,150

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$48,409	$32,210
Accrued compensation	8,379	8,450
Income taxes payable	9,788	9,128
Current deferred tax liability	8,483	10,225
Other accrued liabilities	12,110	11,813
Note payable	64,465	63,234

Total current liabilities	151,634	135,060

Other liabilities	18,549	18,484

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $.001 par value; 60,000,000 shares authorized; 44,056,636 and 43,779,011 shares issued, and 33,968,536 and 34,690,911 shares outstanding, respectively	44	44
Additional paid in capital	303,349	293,666
Less: 10,088,100 and 9,088,100 treasury shares, respectively, at cost	(262,858)	(237,387)
Retained earnings	175,958	166,154
Accumulated other comprehensive income	1,312	129

Total stockholders’ equity	217,805	222,606

Total liabilities and stockholders’ equity	$387,988	$376,150

*	Adjusted for retrospective application of ASC 470-20

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,
	2009	2008 *
Net revenue	$119,592	$115,857
Cost of revenue (1)	71,270	69,264

Gross margin	48,322	46,593
Operating expenses
Research and development (1)	19,975	15,805
Selling, general, and administrative (1)	13,764	14,570

Total operating expenses	33,739	30,375

Operating income	14,583	16,218
Interest income	331	1,258
Interest expense	(1,423)	(2,541)
Net loss on investments	(443)	—

Income before income taxes	13,048	14,935
Provision for income taxes (2)	3,244	2,224

Net income	$9,804	$12,711

Net income per share:
Basic	$0.29	$0.38

Diluted	$0.27	$0.36

Shares used in computing net income per share:
Basic	34,341	33,640

Diluted	35,968	35,459

(1) Includes share-based compensation charges of:
Cost of revenue	$448	$411
Research and development	2,798	2,016
Selling, general, and administrative	3,802	3,454

	$7,048	$5,881

(2) Includes tax benefit for share-based compensation charges of:
	$2,201	$1,968

Non-GAAP net income per share:
Basic	$0.50	$0.53

Diluted	$0.48	$0.50

*	Adjusted for retrospective application of ASC 470-20

SYNAPTICS INCORPORATED
Computation of Basic and Diluted Net Income Per Share
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,
	2009	2008 *
Numerator:
Basic and diluted net income	$9,804	$12,711

Denominator:
Shares, basic	34,341	33,640
Effect of dilutive share-based awards	1,627	1,819

Shares, diluted	35,968	35,459

Net income per share:
Basic	$0.29	$0.38

Diluted	$0.27	$0.36

Computation of non-GAAP basic and diluted net income per share (unaudited):

Numerator:
Reported net income	$9,804	$12,711
Non-GAAP adjustments:
Net loss on investments	443	—
Non cash interest expense, net of tax	709	1,248
One-time tax charge	1,445	—
Share-based compensation, net of tax	4,847	3,913

Non-GAAP basic and diluted net income	$17,248	$17,872

Non-GAAP net income per share:
Basic	$0.50	$0.53

Diluted	$0.48	$0.50

*	Adjusted for retrospective application of ASC 470-20

SYNAPTICS INCORPORATED
Impact of Retrospective Application of ASC 470-20
(in thousands, except per share data)
(Unaudited)
Impact on Previously Reported Fiscal 2009 Condensed Consolidated Statements of Income

		Accounting
		Standard
	As Reported	Impact	As Revised
For the quarter ended September 30, 2008:
Interest expense	(449)	(2,092)	(2,541)
Provision for income taxes	(3,068)	844	(2,224)
Net Income	13,959	(1,248)	12,711
Net income per share:
Basic	0.41	(0.03)	0.38
Diluted	0.39	(0.03)	0.36

For the quarter ended December 31, 2008:
Interest expense	(321)	(1,418)	(1,739)
Gain/ (loss) on early retirement of debt	3,600	(4,653)	(1,053)
Provision for income taxes	(4,699)	2,449	(2,250)
Net Income	21,197	(3,622)	17,575
Net income per share:
Basic	0.63	(0.11)	0.52
Diluted	0.60	(0.10)	0.50

For the quarter ended March 31, 2009:
Interest expense	(234)	(1,140)	(1,374)
Provision for income taxes	(1,959)	460	(1,499)
Net Income	6,086	(680)	5,406
Net income per share:
Basic	0.18	(0.02)	0.16
Diluted	0.17	(0.02)	0.15

For the quarter ended June 30, 2009:
Interest expense	(234)	(1,165)	(1,399)
Provision for income taxes	(1,760)	470	(1,290)
Net Income	13,082	(695)	12,387
Net income per share:
Basic	0.38	(0.02)	0.36
Diluted	0.36	(0.02)	0.34

For the year ended June 30, 2009:
Interest expense	(1,238)	(5,815)	(7,053)
Gain/ (loss) on early retirement of debt	3,600	(4,653)	(1,053)
Provision for income taxes	(11,486)	4,223	(7,263)
Net Income	54,324	(6,245)	48,079
Net income per share:
Basic	1.60	(0.19)	1.41
Diluted	1.53	(0.18)	1.35

Impact on Previously Reported Consolidated Balance Sheets

	As Reported	Accounting	As Revised
	June 30,	Standard	June 30,
	2009	Impact	2009
Other assets	25,343	(71)	25,272
Total assets	376,221	(71)	376,150
Current deferred tax liability	9,419	806	10,225
Note payable	65,303	(2,069)	63,234
Total current liabilities	136,323	(1,263)	135,060
Additional paid in capital	270,962	22,704	293,666
Retained earnings	187,666	(21,512)	166,154
Total stockholders’ equity	221,414	1,192	222,606
Total liabilities and stockholders’ equity	376,221	(71)	376,150